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                                                                       EXHIBIT 5

                               October 23, 1995




Comshare, Incorporated
555 Briarwood Circle
Ann Arbor, Michigan 48108

                 Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                 We have acted as counsel for Comshare, Incorporated, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering by the Company through Robertson, Stephens & Company, L.P., Volpe, Welty & Company and The Chicago Corporation, as representatives of the several underwriters, on behalf of itself and certain selling shareholders in the manner described in the Registration Statement, of up to 2,170,000 shares of the Company's common stock (the "Common Stock").

                 In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

                 In respect of our opinion paragraph 2, we have assumed that the Company's shareholders will approve an increase in the number of shares of the Common Stock from 10,000,000 to 20,000,000 shares at the 1995 Annual Meeting of Shareholders to be held November 18, 1995, and that the Company will amend its Articles of Incorporation to reflect such increase in its authorized shares on or about November 20, 1995.
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Compshare, Incorporated
October 23, 1995
Page 2


             Based upon the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

                 2. The shares of Common Stock to which the Registration Statement relates are and, to the extent not yet issued, will be, when issued in the manner specified in the Registration Statement, legally issued, fully paid and non-assessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                                          Very truly yours,

                                                          DYKEMA GOSSETT PLLC



                                                          Marguerite M. Gritenas